Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Protagonist Therapeutics, Inc. of our report dated May 3, 2016, except for the effects of additional disclosures relating to the Company’s liquidity position described in Note 1 as to which the date is July 11, 2016, relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 11, 2016